Exhibit 99.3

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Accountants’ Report and Combined Financial Statements

December 31, 2011 and 2010

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

December 31, 2011 and 2010

Independent Accountants’ Report

Board of Directors

Impel Management Services, L.L.C.

and The Medical Clinic of North Texas, P.A.

North Richland Hills, Texas

We have audited the accompanying combined balance sheets of Impel Management Services, L.L.C. and The Medical Clinic of North Texas, P.A. (collectively, the Company) as of December 31, 2011 and 2010, and the related combined statements of income, members’ and stockholders’ deficit and cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Impel Management Services, L.L.C. and The Medical Clinic of North Texas, P.A. as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

November 9, 2012

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Combined Balance Sheets

December 31, 2011 and 2010

	2011	2010
	(Restated)	(Restated)
Assets
Current Assets
Cash and cash equivalents	$3,737,008	$3,443,235
Certificates of deposit – restricted	3,064,602	3,056,411
Accounts receivable
Patient services (net of allowance for doubtful accounts of $94,471 and $676,633, respectively)	8,225,668	6,615,044
Management services	533,673	165,043
Other	1,315,135	267,042
Deferred tax asset, current portion	399,125	287,577
Supply inventory	595,023	568,731
Prepaid expenses	614,420	597,558

Total current assets	18,484,654	15,000,641

Property and Equipment, Net	7,022,310	7,189,662
Deposits	119,993	104,569
Deferred Tax Asset	3,474,288	3,016,453
Cash Surrender Value of Life Insurance Policies	2,764,121	2,424,217
Other	—	3,115

Total assets	$31,865,366	$27,738,657

See Notes to Combined Financial Statements

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Combined Balance Sheets (Continued)

December 31, 2011 and 2010

Liabilities and Members’ and Stockholders’ Deficit

	2011	2010
	(Restated)	(Restated)
Current Liabilities
Line of credit	$1,417,397	$1,292,917
Notes payable, current portion	410,159	398,859
Accounts payable	2,884,193	2,362,809
Accrued liabilities
Accrued compensation and payroll taxes	7,772,712	6,000,757
Accrued 401(k) contribution payable	16,549	11,345
Other	778,254	452,808
Income taxes payable	955,758	278,265
Deferred revenue	1,380,989	1,042,471
Capital lease obligations, current portion	296,036	526,079
Deferred rent, current portion	694,238	718,729

Total current liabilities	16,606,285	13,085,039

Notes Payable, Less Current Portion	2,839,182	3,231,288
Capital Lease Obligations, Less Current Portion	270,403	414,454
Deferred Compensation – Nonqualified Retirement Plan	3,229,675	3,024,688
Deferred Compensation – Nonqualified Savings Plan	4,665,528	4,245,760
Deferred Rent, Less Current Portion	4,533,528	3,576,221
Deferred Revenue, Less Current Portion	1,613,660	1,422,633
Other	111,692	108,968

Total long-term liabilities	17,263,668	16,024,012

Total liabilities	33,869,953	29,109,051

Members’ and Stockholders’ Deficit
Impel Management Services, L.L.C. members’ equity	3,198,189	3,565,831
The Medical Clinic of North Texas, P.A. common stock, $0.01 par value; 200 shares authorized; 105 and 97 shares issued and outstanding, at December 31, 2011 and 2010, respectively	1	1
Additional paid-in capital	6,555	6,111
Accumulated deficit	(5,209,332)	(4,942,337)

Total members’ and stockholders’ deficit	(2,004,587)	(1,370,394)

Total liabilities and members’ and stockholders’ deficit	$31,865,366	$27,738,657

See Notes to Combined Financial Statements

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Combined Statements of Income

Years Ended December 31, 2011 and 2010

	2011	2010
	(Restated)	(Restated)
Revenue
Net patient service revenue	$101,216,543	$94,910,923
Management fee revenue and other revenue	7,798,145	6,800,515

Total net revenue	109,014,688	101,711,438

Operating Expenses
Salaries, taxes and benefits	73,806,162	67,145,593
Supplies	11,825,294	10,569,657
Professional and contract services	4,478,515	3,373,309
Rent expense	7,883,597	7,204,402
Depreciation and amortization	2,246,605	2,140,343
Bad debt expense	906,089	1,685,206
Malpractice insurance	978,091	1,061,375
Other general and administrative	7,071,943	6,804,937

Total operating expenses	109,196,296	99,984,822

Income (Loss) from Operations	(181,608)	1,726,616

Other Income (Expense)
Other income (expense), net	1,736,000	(199,396)
Interest income	19,145	27,732
Interest expense	(365,144)	(348,930)

Total other income (expense), net	1,390,001	(520,594)

Income Before Provision for Income Taxes	1,208,393	1,206,022
Provision for Income Taxes	525,856	216,265

Net Income	$682,537	$989,757

See Notes to Combined Financial Statements

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Combined Statements of Members’ and Stockholders’ Deficit

Years Ended December 31, 2011 and 2010

	Impel Management Services, L.L.C.	The Medical Clinic of North Texas, P.A. Stockholders’ Deficit
	Members’ Equity	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
		Shares	Par Value
Balance, January 1, 2010 (Restated)	$3,159,251	94	$1	$5,945	$(4,975,521)	$(1,810,324)
Retirement of membership interests and common stock	(256,234)	(2)	—	(111)	—	(256,345)
Issuance of common stock to new shareholders	—	5	—	277	—	277
Distributions to members	(293,759)	—	—	—	—	(293,759)
Net income	956,573	—	—	—	33,184	989,757

Balance, December 31, 2010 (Restated)	3,565,831	97	1	6,111	(4,942,337)	(1,370,394)
Retirement of membership interests and common stock	(26,280)	(4)	—	(112)	—	(26,392)
Issuance of common stock to new shareholders	—	12	—	556	—	556
Distributions to members	(1,290,894)	—	—	—	—	(1,290,894)
Net income (loss)	949,532	—	—	—	(266,995)	682,537

Balance, December 31, 2011 (Restated)	$3,198,189	105	$1	$6,555	$(5,209,332)	$(2,004,587)

See Notes to Combined Financial Statements

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Combined Statements of Cash Flows

Years Ended December 31, 2011 and 2010

	2011	2010
	(Restated)	(Restated)
Operating Activities
Net income	$682,537	$989,757
Items not requiring (providing) cash
Depreciation and amortization	2,246,605	2,140,343
Deferred income taxes	(569,383)	(211,209)
Loss on disposition of assets	139,026	—
Provision for doubtful accounts	906,089	1,685,206
Loss (gain) on cash surrender value of life insurance policies	50,404	(204,656)
Changes in
Accounts receivable	(3,933,436)	(2,618,430)
Supply inventory	(26,292)	(76,220)
Prepaid expenses	(16,862)	669,111
Deposits	(15,424)	(805)
Accounts payable	521,384	175,587
Accrued liabilities – other	325,446	(150,273)
Accrued compensation and payroll taxes	1,771,955	1,141,399
Accrued 401(k) contribution payable	5,204	(1,258,174)
Income taxes payable/receivable	677,493	(137,113)
Deferred compensation	624,755	1,217,420
Deferred revenue	529,545	729,950
Deferred rent	(38,019)	(16,799)

Net cash provided by operating activities	3,881,027	4,075,094

Investing Activities
Purchase of property and equipment	(1,087,241)	(1,008,183)
Investments in certificates of deposit	(8,191)	(12,425)
Investments in life insurance policies	(390,308)	(379,783)

Net cash used in investing activities	(1,485,740)	(1,400,391)

See Notes to Combined Financial Statements

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Combined Statements of Cash Flows (Continued)

Years Ended December 31, 2011 and 2010

	2011 (Restated)	2010 (Restated)
Financing Activities
Payments on capital leases	$(531,182)	$(693,732)
Proceeds from line of credit	46,040,586	32,417,149
Payments on line of credit	(45,916,106)	(31,646,297)
Proceeds from long-term debt	2,724	—
Principal payments on long-term debt	(401,831)	(382,257)
Distributions to members	(1,290,894)	(293,759)
Redemption of common stock and membership interests	(5,367)	(98,139)
Issuance of common stock	556	277

Net cash used in financing activities	(2,101,514)	(696,758)

Increase in Cash and Cash Equivalents	293,773	1,977,945
Cash and Cash Equivalents, Beginning of Year	3,443,235	1,465,290

Cash and Cash Equivalents, End of Year	$3,737,008	$3,443,235

Supplemental Cash Flow Information
Cash paid for interest	$309,375	$306,534
Cash paid for income taxes	$398,478	$541,984
Supplemental Noncash Investing and Financing Activities
Assets acquired through capital leases	$157,088	$169,180
Assets acquired through lease incentives	$970,835	$2,799,800
Notes payable issued for redemption of membership interests	$21,025	$158,206

See Notes to Combined Financial Statements

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

Note 1: Description of Business and Basis of Presentation

Impel Management Services, L.L.C. (IMS) a Texas limited liability company, was formed on December 27, 1994, and commenced operations on January 1, 1995. IMS was formed for the purpose of providing comprehensive management services, equipment, supplies, facilities and support personnel to medical practices. IMS provides such support services to The Medical Clinic of North Texas, P.A. (MCNT) and other medical facilities.

IMS’ income and losses are allocated to the respective members based on percentage ownership subject to certain provisions as defined in the Regulations of IMS (Regulations). The term of IMS is 50 years, unless terminated earlier in accordance with the terms of its Regulations. The Regulations contain provisions, which limit the sale, assignment or transfer of a membership’s interest in IMS. The formation of IMS was designed to limit the members from IMS’ liabilities and to qualify IMS as a partnership for federal income tax purposes. The outstanding membership interests of IMS are owned primarily by physicians who are also shareholders of MCNT.

MCNT, a Texas professional association, was formed on November 8, 1994, and commenced operations on January 1, 1995. MCNT was formed for the purpose of engaging in the practice of medicine and is owned by the practicing physicians of its clinics. MCNT operates clinics throughout Dallas and Fort Worth, Texas, which specialize in internal medicine, family practice, pediatrics and obstetrics and gynecology, among other things.

On January 1, 1995, IMS and MCNT entered into a management services agreement which was amended and restated effective January 1, 2004 (the Service Agreement). The Service Agreement requires MCNT to pay IMS a management fee in exchange for management and administrative services and for supplying MCNT with equipment, supplies, facilities and support personnel in connection with clinic operations. The term of the Service Agreement is 30 years, renewable for successive five-year periods unless terminated earlier in accordance with the terms thereof.

In August 1997, the Texas State Board of Medical Examiners approved IMS’ application for a 501(a) organization. This organization, Unity Health (UH), currently includes IMS as the sole member; therefore, IMS consolidates UH for financial reporting purposes. This legal structure allowed UH to enter into professional and global capitated contracts with managed health insurers. Operations of UH commenced on May 1, 1998. During 2000, IMS terminated all outstanding professional and global capitated contracts within UH. IMS has elected to maintain UH as a dormant corporation in anticipation of potential future opportunities.

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of MCNT and of IMS and its consolidated subsidiary, UH (collectively, the combined entities are herein referred to as the Company). All significant intercompany accounts and transactions have been eliminated. The financial statements of MCNT and IMS are presented on a combined basis due to common ownership and control and interrelated business activities.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

Note 2: Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2011 and 2010, cash equivalents consisted primarily of money market accounts.

The financial institution holding the Company’s cash accounts is participating in the FDIC’s Transaction Account Guarantee Program. Under that program, through December 31, 2010, all noninterest-bearing transaction accounts were fully guaranteed by the FDIC for the entire amount in the account. Pursuant to legislation enacted in 2010, the FDIC will fully insure all noninterest-bearing transaction accounts beginning December 31, 2010 through December 31, 2012, at all FDIC-insured institutions.

Effective July 21, 2010, the FDIC’s insurance limits were permanently increased to $250,000. At December 31, 2011, the Company’s interest-bearing cash accounts exceeded federally insured limits by approximately $3,240,000.

Certificates of Deposit

Certificates of deposits with original maturities when purchased, from three months to one-year are carried at amortized cost. At December 31, 2011, certificates of deposit on hand were restricted in use and held by the bank as collateral for a revolving line of credit (see Note 4).

Patient Accounts Receivable

The Company reports patient accounts receivable for services rendered at net realizable amounts from third-party payers, patients and others. The Company provides an allowance for doubtful accounts based upon a review of outstanding receivables, historical collection information and existing economic conditions. As a service to the patient, the Company bills third-party payers directly and bills the patient when the patient’s liability is determined. Patient accounts receivable are due in full when billed. Accounts are considered delinquent and subsequently written off as bad debts based on individual credit evaluation, payment history and other specific circumstances of the account.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

Supply Inventory

Supply inventory primarily consists of drugs and vaccines and is stated at the lower of cost, determined using the first-in, first-out method or market.

Property and Equipment

Property and equipment acquisitions are recorded at cost and are depreciated using the straight-line method over the estimated useful life of each asset.

Assets under capital lease obligations and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or their respective estimated useful lives.

The estimated useful lives for each major classification of property and equipment are as follows:

Furniture and fixtures	5 – 15 years
Computer equipment and software	3 years
Medical equipment	5 – 15 years
Office equipment	3 – 10 years
Electronic medical record equipment and software	5 – 15 years
Leasehold improvements	3 – 15 years

Expenditures for repairs and maintenance are charged to operations as incurred, while betterments that extend the useful lives of assets are capitalized.

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimate future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. No asset impairment was recognized during the years ended December 31, 2011 and 2010.

Net Patient Service Revenue

The Company has agreements with third-party payers (federal and state agencies under the Medicare and Medicaid programs, managed health care plans and commercial insurance companies) that provide for payments to the Company at amounts different from its established rates. Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payers and others for services rendered and include estimated contractual revenue adjustments.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

Approximately 18% and 21% of net patient service revenue is from participation in the Medicare and state-sponsored Medicaid programs for the years ended December 31, 2011 and 2010.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation and change. As a result, it is reasonably possible that recorded estimates will change materially in the near term.

Management Fee Revenue

Management fee revenue consists of fees charged for services provided to health care providers and is recognized as services are provided.

Electronic Health Records Incentive Program

The Electronic Health Records Incentive Program, enacted as part of the American Recovery and Reinvestment Act of 2009, provides for one time incentive payments under the Medicare program to eligible hospitals and physician practices that demonstrate meaningful use of certified electronic health records technology (EHR). Payments under the Medicare program are generally made for up to four years based on a statutory formula, as determined by the state, which is approved by the Center for Medicare Services. Payments under this program are contingent on the physician practice continuing to meet escalating meaningful use criteria and any other specific requirements that are applicable for the reporting period. Amounts received for any payment year are subject to an audit by the administrative contractor. Final amounts determined by the administrative contractor could differ materially from the initial payments under the program.

The Company recognizes revenue under the grant accounting method using the ratable recognition approach. Under this approach, revenue is recognized ratably over the reporting period once there is reasonable assurance that the Company will successfully comply with the minimum number of meaningful use objectives over the EHR reporting period.

In 2011, the Company completed the first year requirements under the Medicare program and has earned approximately $1,736,000, which is included as a component of other income in the accompanying combined statement of income, for the year ended December 31, 2011.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance Accounting Standards Codification 740, Income Taxes. The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method.

Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income taxes result from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50%; the term upon examination also includes resolution of the related appeals or litigation processes, if any. A tax position that meets the more likely than not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more likely than not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

MCNT files standalone income tax returns and is subject to federal and state income taxes. IMS’ members have elected to have IMS’ income taxed as a partnership under provisions of the Internal Revenue Code (IRC). Therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns and no provision for federal income taxes is included in these statements. The provision for income taxes related to IMS reflected in these statements is for state income taxes only.

With a few exceptions, the Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for years before 2007.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

Advertising

Advertising costs are expensed as incurred.

Deferred Rent

The Company has entered into operating lease agreements which contain provisions for future increases in rent payments, tenant improvement allowances and periods in which monthly rent payments are reduced to zero. In accordance with accounting principles generally accepted in the United States of America, the Company records monthly rent expense equal to the total of the payments due over the lease term, less any improvement allowances, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent.

Physician Recruitment Agreements

In order to recruit physicians to meet their needs, hospitals may offer Physician Recruitment Agreements to the Company and certain of its Physicians. Under these agreements, the Company receives a guarantee of a minimum level of income over a guarantee period, generally one year. Amounts received under these arrangements are considered loans with repayment terms beginning with the first month following the end of the guarantee period. Principal and interest payments on the loans are generally due monthly starting after the guarantee period, but are simultaneously forgiven as long as no events of default have occurred. Events of default are primarily defined as, but not limited to, failure to maintain a licensed practice as established in the agreement or entering into competing arrangements. Upon an event of default, amounts not previously forgiven are due to the hospital in accordance with the terms of the note.

The Company recognizes the cash advances as deferred revenue until the end of the guarantee period. Revenue is recognized on a pro rata basis over the term of the forgiveness period, generally the three years following the guarantee period. Deferred revenue related to these arrangements totaled $2,880,996 and $2,406,115 at December 31, 2011 and 2010, respectively.

The Company recognized approximately $1,015,000 and $800,000 of revenue from these agreements for the years ended December 31, 2011 and 2010, respectively, which is included in management fee revenue and other revenue in the accompanying combined statements of income.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

Note 3: Property and Equipment

Property and equipment consists of the following at December 31, 2011 and 2010:

	2011	2010
Furniture and fixtures	$1,823,627	$1,746,382
Computer equipment and software	1,717,269	1,607,626
Medical equipment	4,491,735	4,204,415
Office equipment	4,080,328	3,928,257
Electronic medical record equipment and software	3,698,499	3,319,721
Leasehold improvements	8,230,270	7,273,592

	24,041,728	22,079,993
Less accumulated depreciation and amortization	(17,019,418)	(14,890,331)

	$7,022,310	$7,189,662

Medical equipment includes $2,822,751 and $2,665,663 of assets under capital leases at December 31, 2011 and 2010, respectively. Office equipment includes $197,384 and $197,384 of assets under capital leases at December 31, 2011 and 2010, respectively. Accumulated amortization of all assets under capital leases totaled $2,248,842 and $1,744,872 at December 31, 2011 and 2010, respectively.

Depreciation and amortization expense was $2,246,605 and $2,140,343 for the years ended December 31, 2011 and 2010, respectively.

Note 4: Line of Credit

The Company has a $3,000,000 revolving line of credit with a commercial bank. The line of credit bears interest at LIBOR plus 1.50% (2.58% at December 31, 2011), which is payable monthly. Outstanding advances on the line are collateralized by the Company’s certificates of deposit with balance totaling approximately $3,050,000. At December 31, 2011 and 2010, there were $1,417,397 and $1,292,917, respectively, of outstanding borrowings against this line. At December 31, 2011, there was $1,707,083 of available borrowings on the line of credit. The line matures on December 20, 2012.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

Note 5: Notes Payable

Notes payable consist of the following at December 31, 2011 and 2010:

	2011	2010

Note payable to Texas Health Resources (THR) in the original amount of $3,342,725; no payments were due through February 5, 2006, during which time $1,279,663 of interest accrued into the principal balance of the note at a rate of 6.5% per annum; monthly payments of $14,630 plus interest at LIBOR plus 0.7% were required through August 31,2009. Effective September 1, 2009, the loan agreement was amended to (a) extend the maturity date to August 31, 2019, (b) change the interest rate to a fixed rate of 4.43%, (c) require a monthly principal and interest payment of $36,057 and (d) include certain financial and reporting covenants. The note is collateralized by substantially all of the assets of MCNT other than certificates of deposit totaling approximately $3,050,000. At December 31, 2011, the Company was not in compliance with certain financial and non-financial covenants of this note payable. In addition, the Company continued to be in violation of the same covenants after December 31, 2011. In April 2012, the Company obtained a waiver of violations in 2011 and any future violations incurred through January 31, 2013.

	$2,808,268	$3,109,274

Note payable to landlord, THR, for leasehold improvements; 8% per annum interest; monthly payments of $6,445; maturing August 2015; secured by related improvements.	245,103	300,412

Notes payable to former members at an interest rate of 5% per annum matured 2011; secured by pledge of membership interest in IMS.	—	9,512

Note payable to former member; 4.25% per annum interest; payable in five annual payments of $3,855; maturing January 2014; secured by pledge of membership interest in IMS.	10,896	15,419

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

	2011	2010
Note payable to former member; 4.25% per annum interest; payable in seven annual payments of $6,155; maturing January 2016; secured by pledge of membership interest in IMS.	$29,567	$37,324

Note payable to former member; 4.25% per annum interest; payable in seven annual payment of $2,217; maturing January 2017; secured by pledge of membership interest in IMS.	13,303	15,520

Note payable to former member 4.25% per annum interest; payable in seven annual payments of $20,384; maturing January 2017; secured by pledge of membership interest in IMS.	124,003	142,686

Note payable to former member 4.25% per annum interest; payable in seven annual payments of $3,003; maturing January 2018; secured by pledge of membership interest in IMS.	18,201	—

	3,249,341	3,630,147
Less current maturities	410,159	398,859

	$2,839,182	$3,231,288

Aggregate annual maturities of notes payable at December 31, 2011, are as follows:

2012	$410,159
2013	429,323
2014	449,574
2015	441,080
2016	407,245
Thereafter	1,111,960

$3,249,341

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

Note 6: Capital Lease Obligations

The Company has acquired certain medical and office equipment under capital leases. The minimum lease payments required under these leases at December 31, 2011, are as follows:

2012	$330,297
2013	125,450
2014	82,228
2015	66,365
2016	28,169

Total future minimum payments on capital leases	632,509
Less amount representing interest	(66,070)

Present value of future minimum lease payments	566,439
Less current portion of capital lease obligations	(296,036)

Long-term portion of capital lease obligations	$270,403

Note 7: Members’ and Stockholders’ Equity

Each outstanding membership interest in IMS represents one vote. IMS profits, losses, deductions and credits are allocated to the members pro rata in accordance with their respective interests in IMS.

Shareholders of MCNT are entitled to one vote per share. Shareholders are also entitled to receive dividends when and if declared by the Company’s Board of Directors. Shareholders are prohibited from transferring their shares in MCNT to any party other than MCNT shareholders.

Note 8: Deferred Compensation – Nonqualified Retirement Plan

On June 1, 2004, the Company adopted a nonqualified deferred compensation plan (the Plan). The Plan was amended and restated December 31, 2008.

For ERISA purposes, the Plan is intended to be a nonqualified “top-hat” plan; that is, an unfunded plan of deferred compensation maintained for a select group of management or highly compensated employees. For income tax purposes, the Plan is intended to be a nonqualified, unfunded, unsecured promise-to-pay deferred compensation plan under the IRC, which operates as an account balance plan in compliance with Section 409A of the IRC.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

Each participant may defer either (a) 1% – 50% or (b) $5,000 – $50,000 of their salary compensation or (c) 1% – 90% of their bonus compensation. Participants elect to have their deferrals allocated to hypothetical crediting rate options offered by the Plan. A participant’s account is credited with unrealized gains and losses, interest income and expenses. Participants are always 100% vested in their salary deferrals and earnings thereon. However, all funds are part of the general assets and funds of the Company and are subject to the claims of the Company’s general creditors in bankruptcy. A participant or beneficiary may receive a distribution of their account balance in the event of death, disability, retirement, termination of employment or a change in control, as defined by the plan document.

Deferred compensation and accumulated earnings thereon, totaled $3,229,675 and $3,024,688 at December 31, 2011 and 2010, respectively, and is reflected as a long-term liability in the accompanying combined balance sheets. The Company partially funds its deferred compensation liabilities by purchasing corporate owned life insurance policies on the participants. The aggregate cash surrender value of these policies was $2,764,121 and 2,424,217 at December 31, 2011 and 2010, respectively, and is reflected as a noncurrent asset in the accompanying combined balance sheets.

Note 9: Deferred Compensation – Nonqualified Savings Plan

Effective January 1, 2008, the Company revised the deferred compensation plan, previously referred to as the Physician Savings Plan (Savings Plan), to comply with Section 409A of the IRC. The revised Savings Plan is a nonqualified deferred compensation plan that is unfunded and benefits a select group of physicians.

Participants are required to contribute 2% of their monthly net revenue each month until their total contributions equal $50,000. In the year that a participant’s account reaches $50,000, interest will begin being credited to the participant’s account. When a participant terminates employment for any reason, they are entitled to begin receiving their accrued benefit. Distributions will be made in five equal annual installments, with the first installment payment to be made on the first anniversary of the participant’s termination.

Contributions to the Savings Plan will not be held in a trust for the exclusive benefit of the participants and, therefore, will remain subject to the claims of the Company’s creditors in bankruptcy. Amounts contributed to the Savings Plan may be used to guarantee the Company’s line of credit, or as otherwise deemed necessary at the sole discretion of the Company’s Board of Directors.

At December 31, 2011 and 2010, the Company’s deferred compensation obligation under the Savings Plan totaled $4,665,528 and $4,245,760, respectively, and is classified as a long-term liability in the accompanying combined balance sheets.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

Note 10: Defined Contribution Plan

The Company sponsors a defined contribution plan (the 401(k) Plan) in which full-time employees who have completed one-year of service are eligible to participate. Employees can contribute up to 100% of their pre-tax salary to the 401(k) Plan, subject to certain limitations.

Excluding owners, officers and certain members of management, the Company makes matching contributions up to a maximum of 100% of the first 3% of participants’ salary deferrals and 50% of the next 6% of participants salary deferrals. All employees, including owners, officers and management, are eligible for discretionary profit-sharing contributions at the option of the Company’s Board of Directors.

The Company contributed $1,386,978 and $1,534,299 to the 401(k) Plan for the years ended December 31, 2011 and 2010, respectively. At December 31, 2011 and 2010, current liabilities include accrued 401(k) contributions payable of $16,549 and $11,345, respectively.

Note 11: Income Taxes

Income tax expense for the years ended December 31, 2011 and 2010, consists of the following:

	2011	2010
Current income tax expense
Federal	$812,296	$198,869
State	282,943	228,605

	1,095,239	427,474
Deferred income tax benefit
Federal	(569,383)	(211,209)

Income tax expense	$525,856	$216,265

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

The tax effect of temporary differences that give rise to the Company’s deferred tax assets and deferred tax liabilities at December 31, 2011 and 2010, are presented below:

	2011	2010
Deferred tax assets
Deferred compensation	$2,735,960	$2,515,690
Allowance for doubtful accounts	33,050	236,803
Accrued expenses	418,720	104,242
Deferred revenue	840,543	779,787
Deferred rent	368,537	523,303
Intangibles	37,849	41,801
Contributions carryover	—	23,707
Unrealized loss on cash surrender value of life insurance policies	71,501	42,062

Total deferred tax assets	4,506,160	4,267,395
Deferred tax liabilities
Property and equipment	(580,102)	(886,189)
Prepaid expenses	(52,645)	(73,676)
Other	—	(3,500)

Total deferred tax liabilities	(632,747)	(963,365)

Net deferred tax asset	$3,873,413	$3,304,030

Deferred tax assets and liabilities at December 31, 2011 and 2010, are as follows:

	2011	2010
Current deferred tax assets	$451,770	$381,057
Current deferred tax liabilities	(52,645)	(93,480)

Net current deferred tax asset	$399,125	$287,577

Noncurrent deferred tax assets	$4,054,390	$3,902,642
Noncurrent deferred tax liabilities	(580,102)	(886,189)

Net noncurrent deferred tax asset	$3,474,288	$3,016,453

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

A reconciliation of income tax expense for the years ended December 31, 2011 and 2010, at the statutory rate to the Company’s actual income tax expense is shown below:

	2011	2010
Income tax expense computed at the statutory rate (34%)	$413,268	$410,048
Income not subject to federal income taxes	(336,988)	(332,531)
Nondeductible expenses	294,421	22,504
State income taxes, net of federal benefit	194,924	159,146
Other	(39,769)	(42,902)

Actual income tax expense	$525,856	$216,265

Note 12: Commitment to Enter into a Business Combination

In December 2011, the Company entered into definitive agreements with USMD Holdings, Inc. (Holdings) and UANT Ventures, LLP to effectuate a business combination whereby the Company would become a wholly owned subsidiary of Holdings. The business combination became effective August 31, 2012, resulting in a change of control for the Company.

Note 13: Operating Lease Commitments

The Company leases certain land, buildings and equipment under noncancelable operating leases expiring at various dates through 2018. Operating leases generally have three to ten-year terms, with one or more renewal options and require the Company to pay all executor costs (property taxes, maintenance and insurance).

Future minimum payments under noncancelable operating lease agreements at December 31, 2011, are as follows:

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

	Unrelated Parties			Related Parties	Net Future
Years Ending			Sublease
December 31,	Equipment	Facilities	Income	Facilities	Payments
2012	$624,388	$4,822,434	$(114,725)	$530,478	$5,862,575
2013	56,503	4,429,397	(108,425)	301,008	4,678,483
2014	19,819	4,123,389	(108,425)	134,811	4,169,594
2015	18,957	3,654,469	(108,425)	45,059	3,610,060
2016	15,797	2,937,783	(108,425)	—	2,845,155
Thereafter	—	14,151,455	(975,830)	—	13,175,625

	$735,464	$34,118,927	$(1,524,255)	$1,011,356	$34,341,492

Total rent expense for the years ended December 31, 2011 and 2010, was $7,883,597 and $7,204,402, respectively, of which approximately $600,000 each year was to related parties.

Note 14: Litigation

The Company is currently not a party to any pending or threatened proceedings, which, in management’s opinion, would have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

Note 15: Concentration of Credit Risk

The Company grants credit without collateral to its patients, most of whom are area residents and are insured under third-party payer agreements. The mix of net receivables from patients and third-party payers at December 31, 2011 and 2010, is as follows:

	2011	2010
Medicare	20%	21%
Medicaid	3	3
Other third-party payers	75	74
Patients	2	2

	100%	100%

Note 16: Related Party Transactions

The Company leases certain facilities from physicians who are also stockholders (see Note 12, Operating Lease Commitments).

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

Note 17: Medical Malpractice Claims

MCNT purchases medical malpractice insurance under a claims-made policy on a fixed premium basis. Accounting principles generally accepted in the United States of America require a health care provider to accrue the expense of its share of malpractice claim costs, if any, for any reported and unreported incidents of potential improper professional service occurring during the year by estimating the probable ultimate costs of the incidents. Based upon MCNT’s claim experience, no such accrual has been made at December 31, 2011 and 2010. It is reasonably possible that this estimate could change materially in the near term.

Note 18: Current Economic Conditions

The current protracted economic environment continues to present health care entities with difficult circumstances and challenges, which in some cases have resulted in declines in the fair value of assets, constraints on liquidity and difficulty obtaining financing. The financial statements have been prepared using values and information currently available to the Company.

Current economic conditions, including the rising unemployment rate, may make it difficult for certain of our patients to pay for services rendered. As employers make adjustments to health insurance plans or more patients become unemployed, services provided to self-pay and other payers may impact net patient service revenue, which could have an adverse impact on the Company’s future operating results.

Further, the effect of economic conditions on the state may have an adverse effect on cash flows related to the Medicaid program.

Note 19: Restatement of Financial Statements

Subsequent to the issuance of the financial statements for the years ended December 31, 2011 and 2010, the Company determined that certain financial statement amounts were misstated. The errors resulted from the improper recognition of revenue related to physician recruitment agreements and amounts earned through other special programs. It was also determined that accounts payable was understated and other accrued liabilities were overstated.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

The following financial statement line items were affected by the corrections as of and for the years ended December 31, 2011 and 2010:

	2011
	As	Previously	Effect of
	Restated	Reported	Change
Combined Balance Sheet
Accounts receivable – other	$1,315,135	$847,335	$467,800
Deferred tax asset	3,474,288	2,633,746	840,542
Total assets	31,865,366	30,557,024	1,308,342
Accounts payable	2,884,193	1,799,815	1,084,378
Accrued liabilities	8,567,515	10,111,689	(1,544,174)
Income taxes payable	955,758	833,740	122,018
Deferred revenue	2,994,649	80,701	2,913,948
Total current liabilities	16,606,285	15,643,775	962,510
Accumulated deficit	(5,209,332)	(3,877,074)	(1,332,258)
Total members’ and stockholders’ deficit	(2,004,587)	(736,759)	(1,267,828)
Total liabilities and members’ and stockholders’ deficit	31,865,366	30,557,024	1,308,342
Combined Statement of Income
Net patient service revenue	101,216,543	100,674,129	542,414
Management fee revenue and other revenue	7,798,145	8,346,731	(548,586)
Total net revenue	109,014,688	109,020,860	(6,172)
Salaries, taxes and benefits	73,806,162	72,870,167	935,995
Supplies	11,825,294	11,642,968	182,326
Professional and contract services	4,478,515	4,453,434	25,081
Other general and administrative expenses	7,071,943	7,071,377	566
Total operating expenses	109,196,296	108,052,328	1,143,968
Income (loss) from operations	(181,608)	968,532	(1,150,140)
Other income	1,736,000	—	1,736,000
Income before provision for income taxes	1,208,393	622,533	585,860
Provision for income taxes	525,856	324,573	201,283
Net income	682,537	297,960	384,577
Combined Statement of Cash Flows
Net income	682,537	297,960	384,577
Deferred income taxes	(569,383)	(508,628)	(60,755)
Accounts receivable	(3,933,436)	(3,465,636)	(467,800)
Accounts payable	521,384	155,222	366,162
Income taxes payable/receivable	677,493	415,455	262,038
Accrued liabilities – other	325,446	1,337,217	(1,011,771)
Accrued compensation and payroll taxes	1,771,955	1,746,830	25,125
Deferred revenue	529,545	27,121	502,424

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

	2010
	As	Previously	Effect of
	Restated	Reported	Change
Combined Balance Sheet
Deferred tax asset	$3,016,453	$2,236,666	$779,787
Total assets	27,738,657	26,958,870	779,787
Accounts payable	2,362,809	1,644,593	718,216
Accrued liabilities	6,464,910	7,022,438	(557,528)
Income taxes payable	278,265	418,285	(140,020)
Deferred revenue	2,465,104	53,580	2,411,524
Total current liabilities	13,085,039	12,075,480	1,009,559
Accumulated deficit	(4,942,337)	(3,253,938)	(1,688,399)
Total members’ and stockholders’ equity (deficit)	(1,370,394)	282,011	(1,652,405)
Total liabilities and members’ and stockholders’ equity (deficit)	27,738,657	26,958,870	779,787
Combined Statement of Income
Net patient service revenue	94,910,923	94,745,314	165,609
Management fee revenue and other revenue	6,800,515	7,408,504	(607,989)
Total net revenue	101,711,438	102,153,818	(442,380)
Supplies	10,569,657	10,451,594	118,063
Professional and contract services	3,373,309	3,380,092	(6,783)
Other general and administrative expenses	6,804,937	6,868,566	(63,629)
Total operating expenses	99,984,822	99,937,170	47,652
Income from operations	1,726,616	2,216,648	(490,032)
Income before provision for income taxes	1,206,022	1,696,054	(490,032)
Provision for income taxes	216,265	407,309	(191,044)
Net income	989,757	1,288,745	(298,988)
Combined Statement of Cash Flows
Net income	989,757	1,288,745	(298,988)
Deferred income taxes	(211,209)	1,587	(212,796)
Accounts payable	175,587	(80,423)	256,010
Income taxes payable/receivable	(137,113)	(158,865)	21,752
Accrued liabilities – other	(150,273)	328,111	(478,384)
Deferred revenue	729,950	17,550	712,400

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Combined Financial Statements

December 31, 2011 and 2010

The following table represents the changes to beginning accumulated deficit as of January 1, 2010:

Accumulated deficit, as previously reported	$(3,622,104)
Adjustment for physician recruitment agreements, net of income taxes	(1,052,983)
Adjustment to accounts payable and other accrued liabilities, net of income taxes	(300,434)

Accumulated deficit, as restated	$(4,975,521)

Note 20: Subsequent Events

On various dates ranging from January 1, 2012 through August 31, 2012, the Company entered into multiple facilities operating lease agreements with monthly commitments ranging from approximately $5,000 to $46,000 and with base payments totaling approximately $7,100,000. These leases expire on dates ranging from December 31, 2012 through November 30, 2027. In addition, leasehold tenant improvement allowances provided by the landlord of approximately $395,000 were associated with these leases.

On various dates ranging from January 1, 2012 through May 6, 2012, the Company entered into equipment operating lease agreements with total base payments of approximately $815,000 and expiring on dates ranging from April 5, 2015 through May 31, 2017.

Subsequent events have been evaluated through November 9, 2012, which is the date the combined financial statements were available to be issued.